UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On September 19, 2013, Kensuke Oka resigned as a member of the Board of Directors (the “Board of Directors”) of Western Digital Corporation (the “Company”) effective immediately. The decision of Mr. Oka to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Director

To fill the vacancy resulting from Mr. Oka’s resignation, the Board of Directors on September 19, 2013 unanimously appointed Akio Yamamoto to serve as a member of the Board of Directors until the Company’s next annual meeting and until he or his successor is elected and qualified. Mr. Yamamoto is a Hitachi Designated Director (as defined below) as his appointment was made pursuant to an Investor Rights Agreement, as amended (the “Investor Rights Agreement”), dated March 8, 2012, between the Company and Hitachi, Ltd. (“Hitachi”), entered into in connection with the Company’s acquisition of Viviti Technologies Ltd. (formerly known as Hitachi Global Storage Technologies), a subsidiary of Hitachi (the “Acquisition”).

Pursuant to the Investor Rights Agreement, Hitachi has the right to designate two individuals (each, a “Hitachi Designated Director”), to serve on the Board of Directors (the “Hitachi Board Nomination Right”). The Hitachi Board Nomination Right will terminate (i) with respect to one of the Hitachi Designated Directors, on December 31, 2014, (ii) in the event that Hitachi ceases to own beneficially at least 50% of the shares of the Company’s common stock Hitachi received as partial consideration in the Acquisition (the “Company Stock”), (iii) if Hitachi has first sold at least 10% of the shares of Company Stock, in the event that Hitachi ceases to beneficially own at least 5% of the Company’s total issued and outstanding common stock, (iv) upon Hitachi’s breach of the standstill or transfer restriction obligations of the Investor Rights Agreement, or (v) upon Hitachi’s material breach of that certain Agreement Not to Compete entered into between the Company and Hitachi in connection with the Acquisition.

On August 14, 2013, the Company entered into an amendment to the Investor Rights Agreement with Hitachi by which the Company agreed to make certain payments to Hitachi in lieu of the Company’s prior undertaking to compensate the Hitachi Designated Directors on the same basis that the Company compensates other non-employee directors. Hitachi received an initial payment of approximately $522,000 on September 16, 2013 as compensation for prior service of its initial directors, appointed on May 17, 2012. For each year of service after November 13, 2013, commencing with the Company’s 2013 Annual Meeting of Stockholders, Hitachi will be entitled to a cash payment with respect to each continuing Hitachi Designated Director equal to the cash retainer otherwise payable to the Company’s other non-employee directors pursuant to the Company’s non-employee director compensation policy then in effect (which annual cash retainer is currently $75,000 and is payable promptly following the Annual Meeting of Stockholders). Hitachi also will be entitled to an additional cash payment(s) determined by reference to the grants of restricted stock units the Hitachi Designated Directors would have been granted had such Hitachi Designated Directors participated in the Company’s non-employee director restricted stock unit grant program. Such cash payment(s) will be payable to Hitachi within ten (10) days after the date on which such hypothetical restricted stock units would have vested had such units actually been granted to the Hitachi Designated Directors under the terms of the Company’s non-employee director restricted stock unit grant program, and will be calculated based on the number of units that would have vested multiplied by the closing price of a share of the Company’s common stock on the vesting date. Hitachi will not be entitled to any cash payment with respect to any hypothetical restricted stock units for which the applicable vesting conditions would not have been satisfied by the applicable Hitachi Designated Director. The Hitachi Designated Directors are not entitled to any compensation from us for their service on the Board of Directors but are entitled to the same travel and expense reimbursement as the other non-employee directors.

Pursuant to the Investor Rights Agreement, unless otherwise agreed to by the Board of Directors, no Hitachi Designated Director will serve on any committee of the Board of Directors.

Mr. Yamamoto has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnity agreement with Mr. Yamamoto, which requires the Company to indemnify him against certain liabilities that may arise as a result of his status or service as a director. The indemnification protection commences on the date of the agreement and continues through the later of ten years after the director’s termination of service or one year after the final termination of any Proceeding (as defined in the agreement) then pending in which the director is granted rights of indemnification or advancement of expenses or any Proceeding commenced by the director seeking indemnification or advancement of expenses. The foregoing description is qualified in its entirety by the full text of the form of Indemnity Agreement, which is attached as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for its quarter ended September 27, 2002, as filed with the Securities and Exchange Commission on November 8, 2002.

Item 7.01	Regulation FD Disclosure.

Director Resignation and Appointment

The Company issued a press release on September 19, 2013, announcing Mr. Oka’s resignation and the appointment of Mr. Yamamoto to the Board of Directors. The press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Dividend Declaration

Pursuant to the dividend policy of Western Digital Corporation (the “Company”), on September 19, 2013, the Company’s Board of Directors declared a cash dividend for the quarter ending September 27, 2013 of $0.25 per share of Common Stock (the “Cash Dividend”). The Cash Dividend will be paid on October 15, 2013 to the Company’s stockholders of record as of September 30, 2013.

The amount of future dividends under the Company’s dividend policy, and the declaration and payment thereof, will be based upon all relevant factors, including the Company’s financial position, results of operations, cash flows, capital requirements and restrictions under the Company’s existing credit agreement, and shall be in compliance with applicable law. The Board of Directors of the Company retains the power to modify, suspend or cancel the Company’s dividend policy in any manner and at any time as it may deem necessary or appropriate in the future.

The press release announcing the dividend for the quarter ending September 27, 2013 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Western Digital Corporation on September 19, 2013 announcing Kensuke Oka’s resignation and the appointment of Akio Yamamoto to the Board of Directors.

99.2	Press Release issued by Western Digital Corporation on September 19, 2013 announcing a cash dividend for the September quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

Date: September 19, 2013	By:	/s/ Michael C. Ray
Michael C. Ray
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Western Digital Corporation on September 19, 2013 announcing Kensuke Oka’s resignation and the appointment of Akio Yamamoto to the Board of Directors.

99.2	Press Release issued by Western Digital Corporation on September 19, 2013 announcing a cash dividend for the September quarter.